# Global Security Agency Inc. Security Contract

| | |
|---|---|
| **Security Company:**<br>Global Security Agency<br>2125 N. Loop 336 W<br>Conroe, TX. 77304<br>Telephone: 888-281-1618 | **Client:**<br>**Jaguar Downhole Tools**<br>**4012 S. County Rd 1282**<br>Odessa, TX 79765<br>Telephone: 936-588-6392 |
| **This Agreement Includes:**<br>X Contract Summary<br>X Contract Terms<br>___ Post Instructions<br>___ Other Addendum (specify): | Client's Billing Address (if different):<br>**N/A**<br>Client authorizing agent: Kate Wells |
| **Contract Date: April 8, 2010** | **Commencement Date: April 8, 2010** |
| **Contract Summary: Protected Property and Security Detail: All Warehouse Distribution Centers, Conroe, TX; Odessa, TX : Albuquerque, NM. , Amman, Jordon** | |

**CONTRACT RATES FOR UNIFORMED SECURITY GUARD SERVICE**

| **Armed Security Guards** | | **Unarmed Uniformed Security Guards:** | |
|---|---|---|---|
| Hourly Base Rate (per Guard) ---------→ | \$100.00 | Hourly Base Rate (per Guard) ---------> | \$50.00 |
| Day Base Rate ( per Operatives/Agents)--→ | \$3000.00 | Hourly Holiday Rate (per Guard) -->1-1/2 | \$75.00 |
| Insert "N/A" in appropriate spaces if this Agreement contemplates no use of Armed Guards or no use of Unarmed Guards, as the case may be. | | | |

Global Security Agency Inc.

By:

Client:

By:

## CONTRACT TERMS

This Agreement is entered into by and between Global Security Agency Inc. herein referred to as GSA, or company and the Client named on the attached "Contract Summary", hereinafter referred to as the Client.

The purpose of this Agreement is to state the terms, conditions, management, supervision, authority, limitations, and considerations under which GSA will furnish guards to protect personnel, the property owned, and/or managed and/or leased by the Client and as described on the attached Contract Summary as the "Protected Property".

*1.* ***Furnishing of Guards:*** GSA shall furnish uniformed, unarmed or armed guards to protect the protected property or personnel. The exact number, principal posts, and hours of duty of the guards will be stipulated in writing from time to time by the Client, however, GSA agrees to provide at least one **(1) uniformed and armed guard, (24) hours per day, seven (7) days per week per designated location.** Project supervisors as needed may change hours. No guards shall be on the protected property other than those guards furnished by and managed by GSA during this agreement. **GSA will not be responsible for any loss from or to the above stated property unless Guards are posted to a dedicated static location on one property. Again GSA will not be responsible for property that's damaged, stolen and or lost at locations that are on a patrol route and said locations are only periodically inspected.** Client is responsible for dictating patrol routes.

*2.* *Uniforms and Equipment:*

While on duty at the Protected Property, each guard furnished by GSA shall be completely outfitted with a uniform, shoulder patch bearing the words GLOBAL SECURITY AGENCY, a name tag by which the guard may be identified, all necessary equipment as determined by management of GSA, an in compliance with all requirements of the Commission on Private Protection Officers. On premises Client will furnish communications equipment between Guards and agents of Client, if utilized.

3. *Services of Guards:*

(a) The conduct of the guards is to be determined by written standard rules to be agreed on between the Client and GSA and by any other special instructions, oral or written, that may be issued from time to time by designated employees of the Client and agreed to by GSA. Client may designate guard posts and/or patrol patterns. Guards shall not be required to operate motor vehicles in performance of their duties, except off-road golf cart type vehicles owned by Client if so requested by Client, unless special arrangements are made for the use of a vehicle with GSA.

(b) The guard and protection services provided for by this Agreement shall be performed by qualified, efficient, and discreet employees in strict accordance with the recognized best practices and with the standards and special instructions issued by the Client.

(c) If the Client believes that any uniformed guard or agent/operative of GSA is not carrying out duties to the standards required by this agreement, Client shall immediately notify GSA in writing of such concerns, and GSA shall cause prompt and timely changes to be made by such uniformed guard or agent/operative to bring their duties in compliance with this agreement, or GSA will replace the personnel with more suitable personnel as soon as possible.

(d) It is expressly agreed and understood by the parties hereto, that Guard Service is guarding the Client's property only, and is NOT responsible for guarding the person or Property, nor Client's residents, their invitees, guests, agents, employees, nor the property of Client's residents, their invitees, agents, or employees.

It is expressly agreed and understood by the parties hereto, that Executive Personnel Protection is guarding the Client.

*4.* *Employees of Security Company:* All uniformed guards furnished by GSA will be employees of GSA and will at all times be subject to the direct supervision and control of GSA, which is acting as an independent contractor. GSA will have the sole responsibility of paying the salaries, taxes, and all other expenses relating to each such employee of GSA services. GSA shall indemnify and hold harmless Client for its failure to pay said salaries, taxes, and other employee expenses.

5. *Company's Reporting to and Conferring with Client's Employees:* Management personnel of GSA are available for consultation during the regular hours of operation of GSA business office. The supervisory personnel of GSA who are responsible for the direct

Initials: ____________

supervision of the personnel shall be available during all hours for which security services are provided to Client to report to and confer with designated employees of the Client. GSA supervisors cover multiple clients, and are armed, regardless of whether this contract provides for armed or unarmed services.

6. *Compliance with Law:* GSA hereby represents and warrants that it has been issued a Class C License by the Texas Commission on Private Security, that such license is current, has not been terminated, that all fees applicable to the issuance of said license have been paid, and that all prerequisites to the issuance of said license or requisite to the maintenance of said license have been complied with. GSA further represents and warrants that, as of the execution of this Agreement, it is in compliance with all applicable provisions of the "Private Investigators and Private Security Agencies Act", TEXAS OCCUPATIONS CODE, Ch. 1702, all rules and regulations of the Texas Commission on Private Security (and/or Texas Board of Private Investigators and Private Security Agencies, OCCUPATIONS CODE §1702.002(2), and all other applicable local, state, or federal statutes, ordinances, or regulations to which it is subject.

GSA further represents and warrants that in performing the services required of it under this Agreement, GSA shall comply with all applicable statutes, ordinances, and regulations.

7. *Indemnification and Insurance:* GSA and Client each agree to indemnify and hold each other harmless from and against all suits, actions, liabilities, judgments or claims of any character, type, or description brought for or on account of any injuries (including death) or damages actually received or sustained by any person or persons or property, arising out of, or occasioned by, the intentional or negligent acts of company or Client (or their respective agents or employees), in the execution or performance of this contract. In the event of joint liability, each party's obligation to indemnify shall correspond to its comparative degree of fault, in accordance with law. The indemnity provisions of this Agreement shall survive the expiration, completion, and/or earlier termination of this agreement.

GSA shall maintain in full force and effect at all times during the term of this Agreement the following insurance:

(a) Comprehensive general liability insurance in the name of GSA in the minimum amount set by the State of Texas and the Texas Commission on Private Security. The furnishing of such insurance shall not make GSA liable for or an insurer of the acts or omissions of Client, its agents, servants or employees.

Client represents that its Protected Property is adequately insured by Client, and Client's insurance shall be primary in the event of any loss, damage, or destruction to such assets in the event that said loss, damage, or destruction to such assets were in the execution, performance or negligent of Client.

8. *Compensation:* For the services herein agreed to be performed, the Client shall pay GSA at the rates indicated on Contract Summary to this Agreement per man-hour. The Holiday rate as indicated on the Cover Sheet shall include services performed on the following days (determined by actual calendar hours): New Year's Day; Memorial Day; Independence Day; Labor Day; Thanksgiving Day; and Christmas Day. Holiday rates shall also apply from 4:00 p.m. to midnight on New Year's Eve and Christmas Eve.

Client will pay GSA at the rates for all time spent by any of the employees of the company in connection with any court action that originated on the Protected Property while this Agreement was in effect, unless the employee is appearing on behalf of GSA as a party to such litigation.

At the end of each time period, weekly GSA will send to the Client a statement showing the amount of compensation due for services performed during that period. The Client shall make payment Within 14 days of invoice. Payments made more than 14days after the billing date shall accrue interest at the rate of 1% per month until paid. Failure of Client to timely make payments shall constitute good cause for interruption of protection services by GSA.

9. *Term of Agreement:* The term of this Agreement shall commence on the Commencement Date indicated on Contract Summary and shall continue in full force and effect until terminated by 30 days written notice from either party to the other. Either party may terminate this Agreement for good cause at any time.

**10.** *Hiring Security Company's Employees:*

The Client agrees that it will not, either during the term of this Agreement or for a period of six months following its termination, hire for its own employment (in the capacity of security guard, security consultant, or loss prevention officer) any of the employees of GSA who performed services on Client's properties at any time within one year preceding termination of this Agreement.

11. *Disclaimer of Warranties:* It is understood and agreed between GSA and Client that company is not an insurer of client's personnel, invitees, guests, or property. GSA makes no guarantee, implied or otherwise, that no loss will occur or that the service supplied will avert or prevent occurrences or losses.

12. *Miscellaneous Provisions:*

(a) *Texas Law to Apply:* This Agreement shall be construed under and in accordance with the laws of the State of Texas.

(b) *Parties Bound:* This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, admini-strators, legal

Initials: ____________ ____________

representatives, successors and assigns where permitted by this Agreement.

(c) Legal *Construction:* In case any one or more of the previsions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other prevision thereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

(d) Prior *Agreements Superseded:* This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

(e) *Attorney Fees:* In the event of litigation between the parties against each other in connection with the enforcement of any provision of this Agreement, the prevailing party shall be entitled to recover from the other its reasonable attorney fees and court costs.

(f) No *Intended Beneficiaries*: This Agreement is entered into solely for the mutual benefit of the signatory parties, and no benefits, rights, duties, or obligations are intended or created by this Agreement as to any third parties.

Initials: ____________ ____________